As filed with the Securities and Exchange Commission on October 19, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SELWAY CAPITAL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	27-4563770
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

74 Grand Avenue
2nd Floor
Englewood, NJ 07631

(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-172714

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None

Securities to be registered pursuant to Section 12(g) of the Act:

Units
(Title of Class)

Common Stock, $0.0001 par value
(Title of Class)

Series A Common Stock
(Title of Class)

Series B Common Stock
(Title of Class)

Series C Common Stock
(Title of Class)

Common Stock Purchase Warrants
(Title of Class)

Item 1.                      Description of Registrant's Securities to be Registered.

A description of the units, common stock and common stock purchase warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-172714) filed with the Securities and Exchange Commission on March 10, 2011, as amended from time to time (the “Registration Statement”).  This information is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.                      Exhibits.

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Incorporation.

4.1*	Form of Unit Certificate.

4.2*	Form of Series A Share Certificate.

4.3*	Form of Series B Share Certificate.

4.4*	Form of Series C Share Certificate.

4.5*	Form of Warrant Certificate.

4.4*	Form of Warrant Agreement between American Stock Transfer & Trust Company, LLC and the Registrant.

10.3*	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company, LLC and the Registrant.

*           Incorporated by reference to the exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SELWAY CAPITAL ACQUISITION CORPORATION

Date: October 19, 2011	By: /s/ Yaron Eitan
Name: Yaron Eitan
Title: Chief Executive Officer